EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended March 27, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (April 2010 – March 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-2.2%	-0.6%	2.0%	16.2%	-0.1%	-1.5%	1.8%	-1.5%	9.7%	-28.6%	-0.1	-0.2
B**	-2.3%	-0.6%	1.8%	15.6%	-0.7%	-2.1%	1.1%	-2.1%	9.7%	-29.9%	-0.2	-0.3
Legacy 1***	-2.1%	-0.4%	2.5%	18.3%	2.0%	0.5%	N/A	0.5%	9.5%	-23.7%	0.1	0.1
Legacy 2***	-2.1%	-0.4%	2.4%	18.2%	1.8%	0.2%	N/A	0.2%	9.5%	-24.4%	0.1	0.0
Global 1***	-2.2%	-0.4%	2.6%	19.1%	2.6%	0.3%	N/A	0.3%	9.1%	-21.9%	0.1	0.1
Global 2***	-2.1%	-0.4%	2.6%	18.9%	2.3%	0.1%	N/A	0.1%	9.1%	-22.4%	0.1	0.0
Global 3***	-2.2%	-0.5%	2.2%	17.2%	0.7%	-1.6%	N/A	-1.6%	9.1%	-26.2%	-0.1	-0.2

S&P 500 Total Return Index****	-2.2%	-1.9%	0.6%	12.3%	16.0%	14.4%	8.0%	14.4%	13.0%	-16.3%	1.1	1.8
Barclays Capital U.S. Long Gov Index****	-0.3%	1.4%	4.1%	21.3%	7.7%	10.5%	7.9%	10.5%	11.8%	-15.5%	0.9	1.7
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	23%					23%
Energy	7%	Short	Crude Oil	3.3%	Short	7%	Short	Crude Oil	3.3%	Short
			Brent Crude Oil	1.1%	Short			Brent Crude Oil	1.1%	Short
Grains/Foods	7%	Short	Sugar	1.4%	Short	7%	Short	Sugar	1.4%	Short
			Wheat	0.9%	Short			Wheat	0.9%	Short
Metals	9%	Short	Gold	4.4%	Short	9%	Short	Gold	4.4%	Short
			Copper	0.9%	Short			Copper	0.9%	Short
FINANCIALS	77%					77%
Currencies	20%	Long $	Euro	5.5%	Short	20%	Long $	Euro	5.5%	Short
			Japanese Yen	3.0%	Short			Japanese Yen	3.0%	Short
Equities	33%	Long	Nikkei 225 Index	4.8%	Long	33%	Long	Nikkei 225 Index	4.8%	Long
			S&P 500	4.5%	Long			S&P 500	4.5%	Long
Fixed Income	24%	Long	Long Gilts	4.2%	Long	24%	Long	Long Gilts	4.2%	Long
			U.S. 10-Year Treasury Notes	3.2%	Long			U.S. 10-Year Treasury Notes	3.2%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets rallied sharply over concerns the armed conflict between Saudi Arabia and Yemen may impact supplies.  Higher crude oil prices were also supported by a smaller-than-expected increase in domestic production.  Natural gas markets finished down over 7% after the U.S. Energy Information Administration reported a large increase in supplies.

Grains/Foods
Wheat prices declined because of the strength of the U.S. dollar and weak export data.  Conversely, corn markets rallied to recent highs after the U.S. Department of Agriculture reported strong demand.  Sugar prices fell to a 6-year low, pressured by an improved production outlook for Brazil.

Metals
Gold markets rose on speculation the Federal Reserve will delay raising interest rates until late 2015.  Prices were also supported by increased demand for safe-haven assets caused by the Saudi Arabia-Yemen conflict.  Copper prices finished unchanged after strength which resulted from concerns surrounding Chilean production was offset by weakness fostered by worse-than expected U.S. and Chinese manufacturing data.

Currencies
The U.S. dollar weakened against global counterparts after Federal Reserve Chair Yellen's public comments reinforced a belief the Fed would defer raising interest rates until at least the third quarter.  The euro moved higher following upbeat economic data from the Eurozone.  In the U.K., the British pound fell in reaction to disappointing economic indicators and political uncertainty ahead of the U.K. elections in May.

Equities
U.S. equity markets fell sharply due to weak economic data and on geopolitical concerns caused by the conflict between Saudi Arabia and Yemen.  European shares also moved lower, under pressure because of renewed concerns Greece would be unable to meet its debt obligations.  In Japan, the Nikkei 225 Index declined nearly 1% as strength in the yen weighed on prospects for the nation’s export industries.

Fixed Income
U.S. Treasury markets rallied sharply after weak U.S. economic data and comments from the Federal Reserve fueled speculation a U.S. interest rate hike was not imminent.  Increased demand for safe-haven assets amidst geopolitical turmoil in the Middle East and steep equity market declines also played a role in driving fixed-income prices higher.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.